Exhibit 99-1

NewLake Capital Partners Reports Second Quarter 2023 Financial Results

Second Quarter 2023 Revenue Totaled $11.4 Million, an Increase of 8.2% Year-Over-Year

Second Quarter 2023 Net Income Attributable to Common Stockholders Totaled $5.8 Million, Funds from Operations Totaled $9.5 Million, and Adjusted Funds from Operations Totaled $9.9 Million

The Company Repurchased 56,372 Shares of Common Stock During the Second Quarter 2023

Conference Call and Webcast Scheduled for August 10, 2023, at 11 a.m. Eastern Time

New Canaan, CT, August 09, 2023 /GLOBE NEWSWIRE/ — NewLake Capital Partners, Inc. (OCTQX: NLCP) (the “Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today announced its financial results for the second quarter ended June 30, 2023.

Anthony Coniglio, President and Chief Executive Officer, said, “We are pleased with our second quarter financial results, which were in line with the guidance we provided last quarter. We maintained our quarterly dividend of $0.39 per share and in the first six months of this year we have repurchased 105,679 shares in the open market through our $10.0 million stock repurchase program. We continue to believe our focus on properties in limited license jurisdictions with quality property level cash flows was the right strategic focus for our business and we are providing guidance for full year 2023 AFFO of $39.8 to $40.8 million. With over $40 million of cash and $89 million available under our credit facility, we are well positioned to take advantage of quality opportunities as they arise.”

Second Quarter 2023 Financial Highlights
Comparison to the first quarter ended March 31, 2023:

Quarter over quarter revenue, net income, Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) were flat. As a result, presented below are only the second quarter financial highlights.

◦Revenue totaled $11.4 million.
◦Net income attributable to common stockholders totaled $5.8 million.
◦FFO(1) totaled $9.5 million.
◦AFFO-diluted(1) totaled $9.9 million.
◦Cash and cash equivalents as of June 30, 2023, were $40.7 million, with $22.8 million committed to fund Tenant Improvements (“TIs”).

Comparison to the second quarter ended June 30, 2022:
◦Revenue totaled $11.4 million as compared to $10.5 million, an increase of 8.2% year-over-year.
◦Net income attributable to common stockholders totaled $5.8 million, as compared to $3.8 million.
◦FFO totaled $9.5 million, as compared to $6.6 million, an increase of 43.6% year-over-year.
◦AFFO totaled $9.9 million compared to $8.8 million, an increase of 13.3% year-over-year.

Six Months Ended June 30, 2023 Financial Highlights
Comparison to the six months ended June 30, 2022:
◦Revenue totaled $22.8 million as compared to $20.7 million, an increase of 10.2% year-over-year.
◦Net income attributable to common stockholders totaled $11.7 million, as compared to $8.8 million.
◦FFO totaled $19.0 million, as compared to $14.5 million, an increase of 31.3% year-over-year.
◦AFFO totaled $19.8 million compared to $17.2 million, an increase of 15.5% year-over-year.

Second Quarter 2023 Operational Highlights and Subsequent Events
◦For the three months ended June 30, 2023, the Company acquired, pursuant to its repurchase plan, 56,372 shares of its common stock at an average price, including commissions, of $12.62.
◦Declared a second quarter dividend of $0.39 per common share, equivalent to an annualized dividend of $1.56 per common share, paid on July 14, 2023 to stockholders of record on the close of business on June 30, 2023.
◦For the three months ended June 30, 2023, the Company funded approximately $1.6 million of TIs across three properties.
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(1) FFO diluted and AFFO diluted are calculated and presented on a fully diluted basis and comparative prior period balances for FFO and AFFO were calculated to conform to the first quarter’s presentation.

Investment Activity

The following tables present the Company's investment activity for six months ended June 30, 2023 (dollars in thousands).

Acquisitions

Tenant	Market	Site Type	Closing Date	Acquisitions
Bloom Medicinal	Missouri	Cultivation	March 3, 2023	$350	(1)
Total				$350

(1) The Company exercised its option to purchase the adjacent parcel of land to expand its cultivation facility in Missouri and has committed to fund $16.2 million for the expansion.

Tenant Improvements Funded

Tenant	Market	Site Type	Closing Date	TI Funded	Unfunded Commitments
Mint	Arizona	Cultivation	June 24, 2021	$1,890	$6,179	(1)
Organic Remedies	Missouri	Cultivation	December 20, 2021	282	—
Bloom Medicinal	Missouri	Cultivation	April 1, 2022	824	15,860
Ayr Wellness, Inc.	Pennsylvania	Cultivation	June 30, 2022	—	750
Total				$2,996	$22,789

(1) The tenant had been paying rent on approximately $1.6 million of the TI funded since July 2022 in accordance with the lease agreement. Effective June 1, 2023, the lease agreement was amended to include an additional commitment of approximately $6.5 million.

Financing Activity

Revolving Credit Facility

As of June 30, 2023, the Company had approximately $1.0 million in borrowings under the Revolving Credit Facility and $89.0 million in funds available to be drawn, subject to sufficient collateral in the borrowing base. The facility bears a fixed rate of 5.65% for the first three years and thereafter a variable rate based upon the greater of (a) the Prime Rate quoted in the Wall Street Journal (Western Edition) (“Base Rate”) plus an applicable margin of 1.0% or (b) 4.75%.

The facility is subject to certain liquidity and operating covenants and includes customary representations and warranties, affirmative and negative covenants and events of default. As of June 30, 2023, the Company is compliant with the covenants of the agreement.

Seller Financing
In January 2023, the Company made its annual principal payment of $1.0 million. The loan’s outstanding principal balance as of June 30, 2023 was $1.0 million. The loan bears interest at a rate of 4.00% per annum with annual principal payments. The remaining principal payment of $1.0 million is due in January 2024.

Stock Repurchase Program

On November 7, 2022, the Board of Directors approved a repurchase program of up to $10.0 million of the Company’s common stock through December 31, 2023. For the six months ended June 30, 2023, pursuant to the repurchase plan the Company acquired 105,679 shares of common stock at an average price, including commissions, of $12.62, totaling approximately $1.3 million. The remaining availability under the program as of June 30, 2023, was approximately $8.7 million.

Dividend

On June 15, 2023, the Company declared a second quarter 2023 cash dividend of $0.39 per share of common stock, equivalent to an annualized dividend of $1.56 per share of common stock. The dividend was paid on July 14, 2023 to stockholders of record at the close of business on June 30, 2023.

Outlook for 2023

NewLake Capital is providing AFFO guidance for full year 2023 of $39.8 to $40.8 million, an increase of 4.1% over AFFO for the same period the prior year, assuming the midpoint of that range.

Conference Call and Webcast Details:

Management will host a conference call and webcast at 11:00 a.m. Eastern Time on August 10, 2023 to discuss its quarterly financial results and answer questions about the Company's operational and financial highlights for the second quarter ended June 30, 2023.

Event:	NewLake Capital Partners Inc. Second Quarter 2023 Earnings Call
Date:	Thursday, August 10, 2023
Time:	11:00 a.m. Eastern Time
Live Call:	1-877-407-3982 (U.S. Toll-Free) or +1-201-493-6780 (International)
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1625621&tp_key=89cf302ff1

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until May 24, 2023 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13740233.

About NewLake Capital Partners, Inc.

NewLake Capital Partners, Inc. is an internally-managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions and third-party purchases and funding for build-to-suit projects. NewLake owns a portfolio of 32 cultivation facilities and dispensaries that are leased to single tenants on a triple-net basis. For more information, please visit www.newlake.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “project,” “continue” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. All of our statements regarding anticipated growth in our funds from operations, adjusted funds from operations, anticipated market conditions, and results of operations are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Use of Non-GAAP Financial Information

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

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Contact Information:
Lisa Meyer
Chief Financial Officer, Treasurer and Secretary
NewLake Capital Partners, Inc.
lmeyer@newlake.com

Investor Contact:
Valter Pinto, Managing Director
KCSA Strategic Communications
Valter@KCSA.com
PH: (212) 896-1254

Media Contact:
McKenna Miller
KCSA Strategic Communications
MMiller@KCSA.com
PH: (212) 896-1254

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	June 30, 2023	December 31, 2022
Assets:	(Unaudited)
Real Estate
Land	$21,397	$21,427
Building and Improvements	379,473	378,047
Total Real Estate	400,870	399,474
Less Accumulated Depreciation	(25,864)	(19,736)
Net Real Estate	375,006	379,738
Cash and Cash Equivalents	40,674	45,192
In-Place Lease Intangible Assets, net	20,772	21,765
Loan Receivable	5,000	5,000
Property Held for Sale	1,949	—
Other Assets	2,036	2,554
Total Assets	$445,437	$454,249

Liabilities and Equity:

Liabilities:
Accounts Payable and Accrued Expenses	$1,424	$1,659
Revolving Credit Facility	1,000	1,000
Loan Payable, net	993	1,986
Dividends and Distributions Payable	8,468	8,512
Security Deposits	7,461	7,774
Rent Received in Advance	698	1,375
Other Liabilities	217	1,005
Total Liabilities	20,261	23,311

Commitments and Contingencies

Equity:

Preferred Stock, $0.01 Par Value, 100,000,000 Shares Authorized, 0 and 0 Shares Issued and Outstanding, Respectively	—	—
Common Stock, $0.01 Par Value, 400,000,000 Shares Authorized, 21,302,515 and 21,408,194 Shares Issued and Outstanding, Respectively	213	214
Additional Paid-In Capital	455,143	455,822
Accumulated Deficit	(37,508)	(32,487)
Total Stockholders' Equity	417,848	423,549

Noncontrolling Interests	7,328	7,389
Total Equity	425,176	430,938

Total Liabilities and Equity	$445,437	$454,249

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue:
Rental Income	$11,183	$9,524	$22,340	$18,621
Interest Income from Loans	131	948	259	1,867
Fees and Reimbursables	62	41	193	191
Total Revenue	11,376	10,513	22,792	20,679

Expenses:
Depreciation and Amortization Expense	3,568	2,804	7,130	5,483
General and Administrative Expenses:
Compensation expense	1,150	2,817	2,277	4,059
Professional fees	364	660	686	1,207
Other general and administrative expenses	507	444	1,070	968
Total general and administrative expenses	2,021	3,921	4,033	6,234
Total Expenses	5,589	6,725	11,163	11,717

Loss on Sale of Real Estate	—	—	—	(60)

Income From Operations	5,787	3,788	11,629	8,902

Other Income (Expenses):
Interest Income	208	48	428	96
Interest Expense	(97)	(46)	(189)	(73)
Total Other Income (Expense)	111	2	239	23

Net Income	5,898	3,790	11,868	8,925

Net Income Attributable to Noncontrolling Interests	(101)	(32)	(203)	(149)

Net Income Attributable to Common Stockholders	$5,797	$3,758	$11,665	$8,776

Net Income Attributable to Common Stockholders Per Share - Basic	$0.27	$0.18	$0.55	$0.41

Net Income Attributable to Common Stockholders Per Share - Diluted	$0.27	$0.18	$0.55	$0.41

Weighted Average Shares of Common Stock Outstanding - Basic	21,369,489	21,307,621	21,396,330	21,279,919

Weighted Average Shares of Common Stock Outstanding - Diluted	21,743,071	21,732,289	21,769,912	21,734,180

Non-GAAP Financial Information

Funds From Operations

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently and therefore the Company’s computation of FFO may not be comparable to such other REITs.

Adjusted Funds From Operations

The Company calculates AFFO by starting with FFO and adding back non-cash and certain non-recurring transactions, including non-cash components of compensation expense. Other REITs may not define AFFO in the same manner and therefore the Company’s calculation of AFFO may not be comparable to such other REITs. You should not consider FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

The table below is a reconciliation of net income attributable to common stockholders to FFO and AFFO for the three and three months ended June 30, 2023 and 2022 (in thousands, except share and per share amounts):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net Income Attributable to Common Stockholders	$5,797	$3,758	$11,665	$8,776
Net Income Attributable to Noncontrolling Interests	101	32	203	149
Net Income	5,898	3,790	11,868	8,925

Adjustments:
Real Estate Depreciation and Amortization	3,568	2,804	7,130	5,483
Loss on Sale of Real Estate	—	—	—	60
FFO Attributable to Common Stockholders - Diluted (1)	9,466	6,594	18,998	14,468
Severance	—	1,611	—	1,727
Stock-Based Compensation	373	515	681	921
Non-cash Interest Expense	73	26	140	33
Amortization of Straight-line Rent Expense	—	6	—	6
AFFO Attributable to Common Stockholders - Diluted (1)	$9,912	$8,752	$19,819	$17,155

FFO per share – Diluted	$0.44	$0.30	$0.87	$0.67

AFFO per share – Diluted	$0.46	$0.40	$0.91	$0.79
(1) FFO diluted and AFFO diluted are calculated and presented on a fully diluted basis and comparative prior period balances for FFO and AFFO were calculated to conform to this presentation.